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                                                                    Exhibit 23.1



                                             March 9, 2000




Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, NJ 07974

Dear Sirs:

         With reference to the registration statement on Form S-3 (the "Registration Statement") that Lucent Technologies Inc. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $1,800,000,000 of the Company's debt securities (the "Debt Securities") to be issued under an indenture dated as of April 1, 1996, between the Company and The Bank of New York, Trustee, and warrants to purchase Debt Securities, I hereby consent to the making of the statement with respect to me in the related prospectus under the headings "Legal Matters" and "Legal Opinions". In giving such consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                            /s/ Jean F. Rankin
                            ----------------------
                                Jean F. Rankin
                                Vice President-Law